SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  February 6, 1995



Adience, Inc.
- ------------------------------------------------------
(Exact name of registrant as specified in its charter)



Delaware                           33-72024            14-1671486
- ------------------------------     ------------        ----------------------
(State or other                    (Commission         (IRS Employer
jurisdiction of incorporation)     File Number)        Identification Number)



1305 Grandview Avenue
Pittsburgh, Pennsylvania                               15211
- ----------------------------------------               ----------
(Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code:  412-381-2600


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CURRENT REPORT ON FORM 8-K

ADIENCE, INC.

February 6, 1995



Item 4.  Change in Registrant's Certifying Accountant
         --------------------------------------------

         (a)(i) The Registrant and its former auditors, Price Waterhouse LLP ("PW"), mutually agreed on February 6, 1995 to terminate their relationship.

         (ii) During the Registrant's past two fiscal years, PW's reports on the Registrant's financial statements neither contained any adverse opinions or disclaimers of opinions nor were qualified or modified as to uncertainty.

         (iii) The decision to terminate its relationship with PW was approved by the Board of Directors of the Registrant on February 6, 1994.

         (iv) During the past two fiscal years, and through February 6, 1995, there were no disagreements with PW on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PW would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

         (v) The Registrant has requested that PW furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter dated February 6, 1995 is filed as Exhibit 16 to this Form 8-K.

         (b)(i) Pursuant to action approved by the Registrant's Board of Directors, the Registrant retained Arthur Andersen & Co. as its auditors as of February 6, 1995.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (c)        Exhibits.
                    ---------

                    Exhibit No.          Description
                    -----------          -----------

                        16               Letter regarding change in certifying
                                         accountant.

Item 8.  Change in Fiscal Year
         ---------------------

         On February 6, 1995, the Board of Directors of the Registrant determined to change the fiscal year end of the Registrant from April 30 to December 31 of each year, commencing with the fiscal year ended December 31, 1994. The Registrant will file its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 within 90 days after the end of such fiscal year.



SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ADIENCE, INC.

Date:  February 6, 1995              By: /s/ Stephen M. Johnson
                                        --------------------------------
                                         Stephen M. Johnson
                                         President and Chief Operating Officer